AAAG
Alatau Advance Air Group
Joby
AI & DIGITAL
MINISTRY

Joby To Sell up to $250 Million of Aircraft and Services in Kazakhstan

●Agreement with Alatau Advance Air Group covers sale of aircraft and services to establish Kazakhstan’s first air taxi service
●Republic of Kazakhstan’s Ministry of AI and Digital Development commits to delivering regulatory and infrastructure support required to establish air taxi services
●Deal includes collaboration on access to critical materials required for manufacturing Joby’s aircraft
●Agreement positions Kazakhstan as a regional hub for advanced air mobility

Astana, Republic of Kazakhstan & Santa Cruz, CA – November 6, 2025 – Joby Aviation, Inc. (NYSE:JOBY), a company developing electric air taxis for commercial passenger service, today announced it has signed a letter of intent to sell electric vertical takeoff and landing (eVTOL) aircraft and services valued at up to $250 million to Alatau Advance Air Group (“AAAG”), a company dedicated to introducing air taxis to Kazakhstan. The agreement, which includes pre-delivery payments, is being supported by a parallel memorandum of understanding between Joby and the Ministry of Artificial Intelligence and Digital Development of the Republic of Kazakhstan. The Ministry has committed to embracing the development of Advanced Air Mobility in Kazakhstan, including the creation of the regulatory environment and infrastructure required for the successful implementation of air taxis.

AAAG is at the forefront of the development of Alatau City, a 340 square mile city development project that is set to become a Central Asian international hub and an early launch market for air taxis in the region. The parties will also collaborate on sourcing critical materials, including titanium and rare earth metals, from Kazakhstan for the production of Joby’s aircraft.

“Kazakhstan is taking a step into the future of innovative transportation. The purchase of electric eVTOL aircraft will mark an important milestone in the development of smart cities and the adoption of cutting-edge technologies. This initiative will contribute to the growth of Alatau City as a unique hub of advanced technologies of the future,” said Zhaslan Madiyev, Deputy Prime Minister and Minister of Artificial Intelligence and Digital Development of the Republic of Kazakhstan.

“We are deploying our proven market-entry playbook in Kazakhstan by partnering with both the government and a strategic regional operator to accelerate our path to commercial operations,” said JoeBen Bevirt, CEO and founder of Joby. “Kazakhstan is positioning itself to become a key hub for advanced air mobility and the expansion of Joby’s service into the Central Asia region.”

“We envision bringing urban air mobility to life in Kazakhstan, beginning with the newly-developed smart city of Alatau and the metropolitan hub of Almaty. Our ambition is to become the region’s first launch customer for eVTOL aircraft, establish a comprehensive testbed and ground infrastructure, and support the Government of Kazakhstan in creating a robust regulatory environment for safe and reliable operations,” said Sergey Khegay, CEO of Alatau Advance Air Group Ltd. “We welcome the opportunity to collaborate with one of the United States’ leading manufacturers of next-generation electric aircraft.”

About Joby
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing air taxi. Joby intends to both operate its fast, quiet, and convenient air taxi service in cities around the world and sell its aircraft to other operators and partners. To learn more, visit www.jobyaviation.com.

About Ministry of Artificial Intelligence and Digital Development of the Republic of Kazakhstan
The Ministry is a government body responsible for the implementation of artificial intelligence technologies across various sectors of the economy, as well as for providing leadership and intersectoral coordination in the fields of electronic industry and scientific and technological development of the country.

About AAAG
Alatau Advance Air Group Ltd. is a private company registered at Astana Financial Center in Kazakhstan dedicated to bringing Advanced Air Mobility solutions to Kazakhstan, with a focus on Alatau and Almaty cities.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, our regulatory outlook, progress and timing; our plans to sell aircraft valued at up to $250 million to AAAG and other related activities in Kazakhstan; our business plan, objectives, goals and market opportunity; plans for, and potential benefits of, our strategic partnerships; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations, including the expected benefits of our vertically-integrated business model. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our air taxi service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project; complexities related to obtaining certification and operating in foreign markets; aircraft sales to AAAG will be subect to the negotiation of definitive agreements, which we may not be able to enter into on acceptable terms or at all; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025, our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2025 and August 7, 2025, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contacts:

Joby Media Contact
Charles Stewart
press@jobyaviation.com

Joby Investor Contact
investors@jobyaviation.com

AAAG Media Contact
Ulzhan Kabdelova
ulzhan.kabdelova@aaag.kz

KAZ Media Contact
press@mdai.gov.kz